UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

Reaffirmation of 2005 Earnings Forecast

PPL Corporation's ("PPL" or the "Company") 2005 annual meeting of shareowners will be held on Friday, April 22, 2005. At the meeting, PPL will reaffirm the Company's 2005 forecast of $3.80 to $4.20 per share in earnings from ongoing operations, as originally announced by the Company in its press release that was an exhibit to the Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 20, 2004, and as reaffirmed by the Company in its 2004 earnings press release that was an exhibit to the Form 8-K filed with the SEC on February 2, 2005. As noted in its February 2 press release, PPL's 2005 earnings forecast does not reflect any unusual items, such as the potential noncash, after-tax charge of approximately $47 million, or $0.25 per share, related to the Company's previously announced proposed sale of its Sundance power plant in Arizona and a charge expected to be taken in the first quarter related to the PJM Interconnection, L.L.C. ("PJM") billing dispute described below.

PJM Billing Dispute

As previously disclosed, in December 2004, Exelon Corporation, on behalf of its subsidiary, PECO Energy, Inc. ("PECO"), filed a complaint against PJM and PPL Electric Utilities Corporation ("PPL Electric") with the Federal Energy Regulatory Commission (the "FERC") alleging that PJM had overcharged PECO from April 1998 through May 2003 as a result of an error by PJM in the State Estimator Model used in connection with billing all PJM customers for certain transmission, spot market energy and ancillary services charges. Specifically, the complaint alleges that PJM mistakenly identified PPL Electric's Elroy substation transformer as belonging to PECO and that, as a consequence, during times of congestion, PECO's bills for transmission congestion from PJM erroneously reflected energy that PPL Electric took from the Elroy substation and used to serve PPL Electric's load. The complaint requests the FERC, among other things, to direct PPL Electric to refund to PJM $39 million, plus interest of approximately $8 million, and for PJM to refund these same amounts to PECO. In February 2005, PPL Electric filed its response with the FERC stating that neither PPL Electric nor any of its affiliates should be held financially responsible or liable to PJM or PECO as a result of PJM's error.

On April 18, 2005, the FERC issued an Order Establishing Hearing and Settlement Judge Proceedings (the "Order"). In the Order, the FERC determined that PECO is entitled to reimbursement for the transmission congestion charges that PECO asserts PJM erroneously billed to it at the Elroy substation. The FERC set for settlement judge proceedings and hearing the determination of the amount of the overcharge to PECO and which PJM market participants were undercharged and therefore are responsible for reimbursement to PECO. The FERC also ordered procedures before a judge to attempt to reach a settlement of the dispute. PPL, PPL Electric and PPL Energy Supply, LLC cannot be certain of the outcome of this matter or the impact on any PPL subsidiary.

PPL expects to recognize an unusual after-tax charge of $27 million, or $0.14 per share, in the first quarter of 2005 for a loss contingency related to this matter. While this unusual charge will impact PPL's net income for the first quarter of 2005, as reported in accordance with generally accepted accounting principles, it does not impact PPL's 2005 forecast of earnings from ongoing operations.

The PJM billing error was corrected by PJM when it was discovered in May 2003.

"Earnings from ongoing operations" excludes the impact of unusual items. Earnings from ongoing operations should not be considered as an alternative to net income, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL Corporation believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with the company's underlying earnings performance as another criterion in making their investment decisions. PPL Corporation's management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements made in this Form 8-K, including statements with respect to future earnings and asset dispositions, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operation and availability of existing generation facilities and operating costs; transmission and distribution system conditions and operating costs; environmental conditions and requirements; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary government permits, approvals and rate relief; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries and the energy industry; the outcome of litigation against PPL Corporation and its subsidiaries; capital market conditions and decisions regarding capital structure; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; state, federal and foreign regulatory developments; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; national or regional economic conditions, including any potential effects arising from terrorist attacks in the U.S., the situation in Iraq and any consequential hostilities or other hostilities; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ Paul A. Farr Paul A. Farr Vice President and Controller

PPL ENERGY SUPPLY, LLC
By:	/s/ Paul A. Farr Paul A. Farr Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION
By:	/s/ Paul A. Farr Paul A. Farr Vice President and Controller

Dated:  April 21, 2005